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                                                                  EXHIBIT 8.1

              [LETTERHEAD OF PAUL, HASTINGS, JANOFKSY & WALKER LLP]


                                January 24, 2000

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
12444 Powerscourt Drive
Suite 100
St Louis, Missouri 63131

      Re:   Charter Communications Holdings, LLC
            Charter Communications Holdings Capital Corporation
            Registration Statement on Form S-4

Ladies and Gentlemen:

            Reference is made to the registration statement on Form S-4 (the "Registration Statement") to be filed by Charter Communications Holdings, LLC, a Delaware limited liability company, and Charter Communications Holdings Capital Corporation, a Delaware corporation (together, the "Issuers"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offer to exchange (the "Exchange Offer") by the Issuers the 10.00% Senior Notes due 2009, 10.25% Senior Notes due 2010 and 11.75% Senior Discount Notes due 2010 (collectively, the "New Notes") for any and all outstanding 10.00% Senior Notes due 2009, 10.25% Senior Notes due 2010 and 11.75% Senior Discount Notes due in 2010 of the Issuers (collectively, the "Original Notes"). Capitalized terms used herein and that are not separately defined shall have the meanings assigned to them in the Registration Statement.

            We have examined the Registration Statement and such other documents as we have deemed necessary and appropriate to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all original documents of all copies of documents submitted to us. We assume that all transactions relating to the exchange pursuant to the Exchange Offer will be carried out in accordance with the terms of the governing documents without any amendments thereto or waiver of any terms thereof, and that such documents represent the entire agreement of the parties thereto.

            Based upon and subject to the foregoing, and consideration of applicable law, the discussion set forth under the caption "Material United States Federal Income Tax Considerations" in the Registration Statement, subject to the limitations described therein, constitutes our opinion with respect to the material United States federal income tax consequences of the Exchange Offer relevant to U.S. holders, and the ownership and
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Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
January 24, 2000
Page 2


disposition of the New Notes relevant to the U.S. holders and, in certain circumstances, non-U.S. holders. Our opinion is based on United States federal income tax laws, Treasury regulations, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations, and we do not undertake to update or supplement this letter to reflect any such changes.

      No opinion is expressed on any matters other than those specifically referred to herein. The opinion expressed herein is for your benefit and for the benefit of the holders of the New Notes and may not be relied upon in any manner or for any purpose by any other person.

      The opinion set forth in this letter has no binding effect on the IRS or the courts of the United States. We have not sought and will not seek any rulings from the IRS with respect to any matters referred to herein. No assurance can be given that, if the matter were contested, the IRS or a court would agree with the opinion set forth in this letter.

      We hereby consent to being named as counsel to the Issuers in the Registration Statement, to the references therein to our firm under the caption "Material United States Federal Income Tax Considerations," and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


                              Very truly yours,

                        /s/ Paul, Hastings, Janofsky & Walker LLP

                        PAUL, HASTINGS, JANOFKSY & WALKER LLP